UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2013

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2013, Targa Resources Partners LP (the “Partnership”) and Targa Receivables LLC, a bankruptcy-remote special purpose entity that is an indirect wholly-owned subsidiary of the Partnership (the “SPV”), entered into a Second Amendment to the Receivables Purchase Agreement (the “Purchase Agreement Amendment”) among the SPV, as seller, the Partnership, as servicer, the conduit purchasers, the committed purchasers, the purchaser agents and the LC participants party thereto and PNC Bank, National Association, as administrator and LC Bank, which amends the $200 million accounts receivable securitization facility (the “Facility”) by, among other things, (i) extending the Facility Termination Date (as defined in the Purchase Agreement Amendment) of the Facility to December 12, 2014 and (ii) increasing the Purchase Limit of the Facility (as defined in the Purchase Agreement Amendment) to $300 million. As of December 13, 2013, there were $278 million of trade receivable purchases outstanding under the Facility. A copy of the Purchase Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The foregoing description of the Purchase Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement Amendment, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Receivables Purchase Agreement, dated December 13, 2013, by and among Targa Receivables LLC, as seller, the Partnership, as servicer, the various conduit purchasers, committed purchasers, purchaser agents and LC participants party thereto and PNC Bank, National Association, as administrator and LC Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC,
its general partner

Dated: December 17, 2013	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Second Amendment to Receivables Purchase Agreement, dated December 13, 2013, by and among Targa Receivables LLC, as seller, the Partnership, as servicer, the various conduit purchasers, committed purchasers, purchaser agents and LC participants party thereto and PNC Bank, National Association, as administrator and LC Bank.